UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

______________

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2014, Daniel T. Henry,  65, was elected to the Board of Directors of The Hanover Insurance Group, Inc. (the “Company”).  Mr. Henry served as Chief Financial Officer of American Express Company, a global financial services company, from October 2007 through October 2013. Mr. Henry joined American Express in 1990 and served in a variety of senior finance roles including Comptroller. Prior to joining American Express, Mr. Henry was a Partner with Ernst & Young LLP.

In addition to serving on the Company’s Board, Mr. Henry is a director of Groupon, Inc., a publicly traded operator of online local marketplaces and Veritiv Corporation, a publicly traded company that provides business-to-business distribution solutions.

Mr. Henry will serve in the class of directors whose term expires at the Company’s 2017 annual meeting of shareholders.  Mr. Henry was also appointed to serve on the Board’s Audit Committee.

Mr. Henry will receive the same compensation for his service on the Company’s Board of Directors as the Company’s other non-employee directors, as described in Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q, as amended, that was filed with the Securities and Exchange Commission on August 5, 2014, but prorated to reflect the fact that he was appointed mid-term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: November 3, 2014	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President, General
Counsel and Asst. Secretary